EX-3.1

RESTATED ARTICLES OF INCORPORATION

OF

EMERITUS CORPORATION

The undersigned, acting under the Washington Business Corporation Act (Revised Code of Washington Title 23B) hereby adopts and executes the following Restated Articles of Incorporation.  The Restated Articles of Incorporation set forth without change the provisions of the Amended and Restated Articles of Incorporation, as amended, and the Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto:

ARTICLE 1.  NAME

The name of this corporation is Emeritus Corporation.

ARTICLE 2.   SHARES

2.1 Authorized Capital

The total number of shares of which this corporation is authorized to issue is 120,000,000, consisting of 100,000,000 shares of Common Stock having a par value of $0.0001 per share and 20,000,000 shares of Preferred Stock having a par value of $0.0001 per share.  The Common Stock is subject to the rights and preferences of the Preferred Stock as hereinafter set forth.

2.2 Issuance of Preferred Stock in Series

The Preferred Stock may be issued from time to time in one or more series in any manner permitted by law and the provisions of these Articles of Incorporation of this corporation, as determined from time to time by the Board of Directors and stated in the resolution or resolutions providing for the issuance thereof, prior to the issuance of any shares thereof.  The Board of Directors shall have the authority to fix and determine and to amend, subject to the provisions hereof, the designation, preferences, limitations and relative rights of the shares of any series that is wholly unissued or to be established.  Unless otherwise specifically provided in the resolution establishing any series, the Board of Directors shall further have the authority, after the issuance of shares of a series whose number it has designated, to amend the resolution establishing such series to decrease the number of shares of that series, but not below the number of shares of such series then outstanding.

The Designation of Rights and Preferences of Series A Convertible Exchangeable Redeemable Preferred Stock is attached hereto as Exhibit A.

The Designation of Rights and Preferences Series B Convertible Preferred Stock is attached hereto as Exhibit B.

2.3 Dividends

The holders of shares of the Preferred Stock shall be entitled to receive dividends, out of the funds of this corporation legally available therefor, at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the Board of Directors in designating a particular series of Preferred Stock.  If such dividends on the Preferred Stock shall be cumulative, then if dividends shall not have been paid, the deficiency shall be fully paid or the dividends declared and set apart for payment at such rate, but without interest on cumulative dividends, before any dividends on the Common Stock shall be paid or declared and set apart for payment.  The holders of the Preferred Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

2.4 Redemption

The Preferred Stock may be redeemable at such price, in such amount, and at such time or times as may be provided by the Board of Directors in designating a particular series of Preferred Stock. In any event, such Preferred Stock may be repurchased by this corporation to the extent legally permissible.

2.5 Liquidation

In the event of any liquidation, dissolution, or winding up of the affairs of this corporation, whether voluntary or involuntary, then, before any distribution shall be made to the holders of the Common Stock, the holders of the Preferred Stock at the time outstanding shall be entitled to be paid the preferential amount or amounts per share as may be provided by the Board of Directors in designating a particular series of Preferred Stock and dividends accrued thereon to the date of such payment.  The holders of the Preferred Stock shall not be entitled to receive any distributive amounts upon the liquidation, dissolution, or winding up of the affairs of this corporation other than the distributive amounts referred to in this section, unless otherwise provided by the Board of Directors in designating a particular series of Preferred Stock.

2.6 Conversion

Shares of Preferred Stock may be convertible into Common Stock of this corporation upon such terms and conditions, at such rate and subject to such adjustments as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

2.7 Voting Rights

Holders of Preferred Stock shall have such voting rights as may be provided by the Board of Directors in designating a particular series of Preferred Stock.

ARTICLE 3.   PREEMPTIVE RIGHTS

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of this corporation.

ARTICLE 4.   CUMULATIVE VOTING

The right to cumulate votes in the election of Directors shall not exist with respect to shares of stock of this corporation.

ARTICLE 5.   DIRECTORS

The number of Directors of this corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.  Prior to the 1996 annual election of Directors, unless a Director earlier dies, resigns or

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 is removed, his or her term of office shall expire at the next annual meeting of shareholders.  At the 1996 annual election of Directors, the Board of Directors shall be divided into three classes, with such classes to be as equal in number as may be possible, with any Director or Directors in excess of the number divisible by three being assigned to Class 3 and Class 2, as the case may be.  At the first election of Directors to such classified Board of Directors, each Class 1 Director shall be elected to serve until the next ensuing annual meeting of shareholders, each Class 2 Director shall be elected to serve until the second ensuing annual meeting of shareholders and each Class 3 Director shall be elected to serve until the third ensuing annual meeting of shareholders.  At each annual meeting of shareholders following the meeting at which the Board of Directors is initially classified, the number of Directors equal to the number of Directors in the class whose term expires at the time of such meeting shall be elected to serve until the third ensuing annual meeting of shareholders.  Notwithstanding any of the foregoing provisions of this Article, Directors shall serve until their successors are elected and qualified or until their earlier death, resignation or removal from office, or until there is a decrease in the number of Directors.

The Directors of this corporation may be removed only for cause by the holders of not less than two-thirds of the shares entitled to elect the Director or Directors whose removal is sought in the manner provided by the Bylaws.

ARTICLE 6.  BYLAWS

The Board of Directors shall have the power to adopt, amend or repeal the Bylaws of this corporation, subject to approval by a majority of the Continuing Directors (as defined in Article 10); provided, however, the Board of Directors may not repeal or amend any bylaw that the shareholders have expressly provided may not be amended or repealed by the Board of Directors.  The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this corporation by the affirmative vote of the holders of not less than two-thirds of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred Stock, not less than two-thirds of the outstanding shares entitled to vote thereon, voting as a class.

ARTICLE 7.   AMENDMENTS TO ARTICLES OF INCORPORATION

This corporation reserves the right to amend or repeal, by the affirmative vote of the holders of a majority of the outstanding shares and, to the extent, if any, provided by resolution or resolutions of the Board of Directors providing for the issuance of a series of Common or Preferred stock, majority of the outstanding shares entitled to vote thereon, voting as a class, any of the provisions contained in these Articles of Incorporation; provided, however, that amendment or repeal of Article 5, Article 6, Article 7, Article 9, or Article 10 shall require the affirmative vote of the holders of two-thirds of the outstanding shares.  The rights of the shareholders of this corporation are granted subject to this reservation.  Notwithstanding the foregoing, until this corporation qualifies as a "public company" under the Washington Business Corporation Act, all amendments to or the repeal of these Articles of Incorporation shall require the affirmative vote of the holders of two-thirds of the outstanding shares.

ARTICLE 8.   LIMITATION OF DIRECTOR LIABILITY

To the full extent that the Washington Business Corporation Act, as it exists on the date hereof or may hereafter be amended, permits the limitation or elimination of the liability of Directors, a Director of this corporation shall not be liable to this corporation or its shareholders

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for monetary damages for conduct as a Director.  Any amendments to or repeal of this Article 8 shall not adversely affect any right or protection of a Director of this corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

ARTICLE 9.   SPECIAL MEETINGS OF SHAREHOLDERS

Special meetings of the shareholders may be called in the manner provided by the Bylaws of this corporation; provided, however, that upon qualification of the corporation as a "public company" under the Washington Business Corporation Act the percentage of votes required to call a special meeting shall be twenty-five percent (25%).

ARTICLE 10.   SPECIAL VOTING REQUIREMENTS

In addition to any affirmative vote required by law, by these Restated Articles of Incorporation or otherwise, any "Business Combination" (as hereinafter defined) involving this corporation shall be subject to approval in the manner set forth in this Article 10.

10.1 Definitions

For the purposes of this Article 10:

(a)
"Business Combination" means (i) a merger, share exchange or consolidation of this corporation or any of its Subsidiaries with any other corporation; (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition or encumbrance, whether in one transaction or a series of transactions, by this corporation or any of its Subsidiaries of all or a substantial part of this corporation's assets otherwise than in the usual and regular course of business; or (iii) any agreement, contract or other arrangement providing for any of the foregoing transactions.

(b)
"Continuing Director" means any member of the Board of Directors who was a member of the Board of Directors on September 26, 1995 or who is elected to the Board of Directors after September 26, 1995 upon the recommendation of a majority of the Continuing Directors voting separately and as a subclass of Directors on such recommendation.

(c)	"Subsidiary" means a domestic or foreign corporation, a majority of the outstanding voting shares of which are owned, directly or indirectly, by this corporation.

10.2 Vote Required for Business Combinations

10.2.1 Supermajority Vote

Except as provided in subsections 10.2.2 and 10.2.3 hereof, the affirmative vote of the holders of not less than two-thirds of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of a Business Combination.

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10.2.2 Majority Vote

Notwithstanding subsection 10.2.1 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 10, then the affirmative vote of the holders of not less than a majority of the outstanding shares entitled to vote thereon and, to the extent, if any, provided by resolution adopted by the Board of Directors authorizing the issuance of a class or series of Common Stock or Preferred Stock, the affirmative vote of the holders of not less than a majority of the outstanding shares of such class or series, voting as a separate voting group, shall be required for the adoption or authorization of such Business Combination.

10.2.3 No Shareholder Vote

Notwithstanding subsection 10.2.1 or 10.2.2 hereof, if a Business Combination shall have been approved by a majority of the Continuing Directors, voting separately and as a subclass of Directors, and if such Business Combination is not otherwise required to be approved by this corporation's shareholders pursuant to the provisions of the Washington Business Corporation Act or of these Restated Articles of Incorporation other than this Article 10, then no vote of the shareholders of this corporation shall be required for approval of such Business Combination.

These Restated Articles of Incorporation are executed by said corporation by its duly authorized officer.

DATED September 14, 2009.

EMERITUS CORPORATION

By      /s/ Raymond R. Brandstrom
     Raymond R. Brandstrom

Its      Secretary __________

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EXHIBIT A

DESIGNATION OF RIGHTS AND PREFERENCES
OF
SERIES A CONVERTIBLE EXCHANGEABLE REDEEMABLE PREFERRED STOCK
OF
EMERITUS CORPORATION

A series of preferred stock of Emeritus Corporation (the “Company”) is hereby designated with the rights, preferences, privileges and limitations set forth below.

1. Designation and Amount.

The shares of such series shall be designated “Series A Convertible Exchangeable Redeemable Preferred Stock” (the “Series A preferred Stock”), $.0001 par value, with a stated value of $1,000 per share and the number of shares constituting the Series A preferred Stock shall be 25,000.

2. Dividends.

(a) Rate and Payment. The holders of record of shares of the Series A Preferred Stock, when and as declared by the Board of Directors out of any assets legally available therefor, shall be entitled to receive cumulative dividends at the rate per annum and per share equal to the Accrual Rate (as defined below) of the stated value per share of the Series A Preferred Stock.  Such dividends shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (“Dividend Payment Dates” ) commencing January 1, 1998, until the earlier to occur of (i) the date of any conversion, exchange or redemption of the Series A Preferred Stock (but only with respect to those shares of Series A Preferred Stock so converted, exchanged or redeemed) or (ii) October 24, 2004 (the “Maturity Date”).  Dividends on outstanding Series A Preferred Stock shall accrue from the date of original issuance of such Series A Preferred Stock.  If the holders of record of shares of the Series A Preferred Stock do not receive on a Dividend Payment Date the full dividends provided for above, such dividends shall cumulate, whether or not earned or declared.  Whenever, at any time or times, cash dividends shall be in arrears in an amount equal to six (6) full consecutive quarterly dividends, accrued and unpaid dividends shall be compounded quarterly (retroactive to the date on which dividends were last paid) commencing at the time such sixth quarterly dividend is due and payable and ending when the number of unpaid dividends has been reduced below six by payment of some or all of the dividends in arrears.  The amount of any dividends “accrued” on any share of the Series A Preferred Stock at any date shall be calculated as the amount of any unpaid dividends accumulated to and including the date as of which the calculation is made, compounded as set forth above, whether or not earned or declared.  “Accrual Rate” means 9% per annum unless the Company shall be in default in payment of dividends or performance of its obligations hereunder, in which case and for which periods such rate shall be 11% per annum.

(b) Restricted Payments; Dividend Arrearages.  So long as any of the shares of Series A Preferred Stock are outstanding, no dividends shall be paid or declared, nor any distribution be made, on the Company’s Common Stock, par value

Exhibit A

1

$.0001 per share (“Common Stock”), nor shall any shares of Common Stock, or any other security junior to the Series A Preferred Stock, be acquired by the Company for consideration other than consideration constituting capital stock of the Company, unless all dividends then payable on the Series A Preferred Stock shall have been paid or declared and payment thereof provided for.

3. Liquidation Rights.

(a) In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a “Liquidation”), the holders of the Series A Preferred Stock shall be entitled to receive a preferential amount equal to $1,000 for each share of Series A Preferred Stock then held by them (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) (the “Liquidation Preference”) plus an amount equal to any accrued but unpaid dividends, prior and in preference to any such distribution to the holders of the Common Stock or any other class or series of the Company’s capital stock ranking junior as to liquidation rights to the Series A Preferred Stock; provided, however, that such rights shall accrue to the holders of Series A Preferred Stock only in the event that the Company’s payments with respect to the liquidation preferences of the holders of capital stock of the Company, if any, ranking senior as to liquidation rights to the Series A Preferred Stock are fully met.  Upon receipt of such amount, the holders of the Series A Preferred Stock shall have no further rights to participate in any remaining assets of the Company.  If upon the occurrence of such event the assets and funds thus distributed among the holders of the Series A Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets of the Company legally available for distribution shall be distributed among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(b) A reorganization, consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3.

4. Redemption.

(a) Mandatory Redemption.  The Company shall be obligated to redeem on the Maturity Date (to the extent such redemption shall not violate any applicable provisions of the laws of the State of Washington), at a price per share equal to the Liquidation Preference thereof, together with any accrued but unpaid dividends, all of the shares of Series A Preferred Stock.  If the Company is unable on the Maturity Date to redeem the Series A Preferred Stock because such redemption would violate the applicable laws of the State of Washington, then the Company shall redeem such shares as soon thereafter as redemption would not violate such laws.

(b) Optional Redemption.

(i) At any time on or after October 24, 2001, the Company may redeem all, or any portion, of the Series A Preferred Stock then outstanding, if the Sale Price (as defined below) of the Common Stock in its principal trading market is at least 130% of the then effective Conversion Price (as defined below) in effect for any 20

Exhibit A

2

Trading Days out of any 40 consecutive Trading Days ending not more than five Trading Days prior to the date the notice of redemption is mailed at the redemption price per share equal to 105% of the Liquidation Preference, together with any accrued and unpaid dividends on such shares.  The Company shall effect each such redemption pro rata according to the number of shares of Series A Preferred Stock held by each holder thereof.

(ii) For purposes of this statement of designation, the date of any redemption pursuant to subsection 4(b)(i) is hereinafter referred to as an “Optional Redemption Date.”  For purposes of this statement of designation, “Trading Day” means a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York Stock Exchange member firm is open for the transaction of business; the “Sale Price” of Common Stock shall be the reported closing price of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or, in the case no such sale price is so reported on such day, the closing bid price quotation therefor on the NASDAQ, or, in case no such quotation is available, the price determined in the good faith judgment of the Board of Directors of the Company (irrespective of the accounting treatment thereof).

(c) Redemption Procedures.

(i) For purposes of this statement of designation, “Redemption Date” shall refer to the Maturity Date or any Optional Redemption Date, and the applicable redemption price per share as at such Redemption Date is hereinafter referred to as the “Redemption Price.”  At least 20 but not more than 60 days prior to any Redemption Date, written notice shall be mailed, first class, postage prepaid, to each holder of record of Series A Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Company, notifying such holder of the number of shares so to be redeemed, calling upon such holder to surrender to the Company, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the “Redemption Notice”) and stating the Redemption Price for such shares to be redeemed.  On or prior to each Redemption Date, each holder of Series A Preferred Stock to be redeemed shall surrender its certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares, together with any accrued but unpaid dividends on such shares to the Redemption Date, shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.  In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.  From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series A Preferred Stock designated for redemption in the Redemption Notice as holders of Series A Preferred Stock of the Company (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not

Exhibit A

3

thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(ii) Neither failure to mail a Redemption Notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder.  Any Redemption Notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(iii) If the Redemption Notice have been given pursuant to this Section 4 and any holder of shares of Series A Preferred Stock to be redeemed shall, prior to the close of business on the Redemption Date, give written notice to the Company pursuant to Section 7(c) of the conversion of any or all of the shares to be redeemed held by the holder, then the redemption shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 7(c), whereupon any funds deposited by the Company, or on its behalf, with a paying agent or segregated and held in trust by the Company for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 7 below) immediately upon such conversion be returned to the Company or, if then held in trust by the Company, shall be discharged from the trust.

(d) No Other Permitted Redemptions; No Defaults; Retirement.

(i) Except as expressly provided in paragraphs (a) and (b) of this Section 4 and in Section 5(a), the Company shall have no right to redeem or exchange the shares of Series A Preferred Stock.

(ii) No redemption, purchase or exchange shall be effected pursuant to Sections 4 or 5 if the effect of same would be to cause an event of default (or which, with notice, lapse of time or both would constitute an event of default) under the terms of any Indebtedness of the Company.  For purposes of this statement of designation, “Indebtedness” of the Company as of any date shall mean and include all material recourse indebtedness for money borrowed of the Company or evidenced by notes, bonds, debentures or similar evidences of indebtedness of the Company.

5. Exchange.

(a) Subject to the restrictions in Section 5(e) below, shares of the Series A Preferred Stock shall be exchangeable at the option of the Company, in whole only, at any time, in redemption of and in exchange for the shares of the Series A Preferred Stock, for the Company’s 9% Convertible Debentures (the “Debentures”) in the manner provided in this Section 5.  The Debentures will be subject to the terms and conditions of an indenture (the “Indenture”) with an independent institutional trustee meeting the qualification requirements under the Trust Indenture Act of 1939, as amended, in customary form with terms and conditions substantially equivalent to those of the Series A Preferred Stock.  The Debentures shall be convertible into Common Stock at the conversion Price (as defined below).

(b) The Debentures will be issued solely in redemption of and in exchange for Shares of the Series A Preferred Stock at the rate of $1,000 principal

Exhibit A

4

amount of Debentures for each share of Series A Preferred Stock on the Debenture Exchange Date (as defined below).

(c) Not less than 30 nor more than 60 days prior to each date fixed for the issue of Debentures in redemption of and in exchange for shares of the Series A Preferred Stock pursuant to this Section 5, a notice shall be given by first class mail, postage prepaid, to the holders of record of the shares of Series A Preferred Stock to be exchanged for Debentures at their respective addresses as the same shall appear on the books of the transfer agent for the Series A Preferred Stock specifying the effective date of the exchange for the Debentures (the “Debenture Exchange Date”) and the place where certificates for such shares are to be surrendered for Debentures and stating that dividends on such shares will cease to accrue on the Debenture Exchange Date.  Neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption and exchange with respect to any other holder.  Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(d) If notice of redemption and exchange has been given pursuant to this Section 5 then (unless the Company shall default in issuing the Debentures in redemption of and in exchange for shares of the Series A Preferred Stock or shall fail to pay or set aside accrued and unpaid dividends on shares of the Series A Preferred Stock as provided in Section 5(e) and notwithstanding that any certificates for shares of the Series A Preferred Stock have not been surrendered for exchange), on the Debenture Exchange Date, the holders of such shares shall cease to be shareholders with respect to the shares and shall have no interest in or claims against the Company by virtue thereof (except the right to receive Debentures in exchange therefor and such accrued and unpaid dividends thereon to the Debenture Exchange Date), shall have no voting, conversion or other rights with respect to such shares, and such shares shall no longer be outstanding. Upon the surrender (and endorsement, if required by the Company) of the certificates for shares of the Series A Preferred Stock in accordance with such notice, such certificates shall be exchanged for Debentures and such accrued and unpaid dividends in accordance with this Section 5.  If notice of redemption and exchange has been given pursuant to this Section 5 and any holder of shares of Series A Preferred Stock to be exchanged for Debentures shall, prior to the close of business on the Debenture Exchange Date, give written notice to the Company pursuant to Section 7(c) of the conversion of any or all of the shares to be redeemed and exchanged held by the holder, then the redemption and exchange shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 7(c), whereupon any funds deposited by the Company, or on its behalf, with a paying agent or segregated and held in trust by the Company for the redemption and exchange of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 7 below) immediately upon such conversion be returned to the Company or, if then held in trust by the Company, shall be discharged from the trust.

(e) Prior to giving notice of intention to exchange, the Company and the Trustee shall execute and deliver the Indenture, with such changes therein as may be required by law, or the rules of any securities exchange on which the Debentures are to be listed, if any.  The Company will cause the Debentures to be authenticated on or before the first Debenture Exchange Date.  Additionally, prior to giving the first notice of

Exhibit A

5

intention to exchange, the Company shall (i) register the Debentures for trading through The Depository Trust Company, (ii) list the Debentures for inclusion in the principal trading market in which the shares of the Series A Preferred Stock were trading, if any, immediately prior to such exchange, and (iii) arrange for the qualification of the Debentures under applicable securities and blue sky laws, to the extent necessary under such laws.  If on the Debenture Exchange Date the Company has failed to pay or set aside, separate and apart from its other funds, in trust for the pro rata benefit of the holders of shares of the Series A Preferred Stock, all dividends accrued and unpaid on the shares of the Series A Preferred Stock to such Debenture Exchange Date then no shares of the Series A Preferred Stock shall be redeemed or exchanged for Debentures.

(f) Prior to or upon the consummation of any exchange pursuant to this Section 5, the holders shall have received an opinion from Company counsel, in form and substance reasonably satisfactory to the holders, that the Indenture (i) has been duly authorized, executed and delivered by the Company and (ii) constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

(g) The Company agrees to indemnify and hold harmless each holder of Preferred Stock against any tax liabilities or other tax detriments occasioned by an exchange of the Series A Preferred Stock for Debentures.

6. Voting Rights.

(a) Each issued and outstanding share of Series A Preferred Stock shall be entitled to receive notice of each meeting of the shareholders of the Company and at each such meeting shall be entitled to the number of votes equal to (i) $500, divided by (ii) the then effective Conversion Price with respect to any and all matters presented to the shareholders of the Company for their action or consideration.  Except as provided by law or by the provisions of subsections (b) and (c) below, holders of Series A Preferred Stock shall vote together with the holders of Common Stock as a single voting group.

(b) (i)           Whenever, at any time or times, cash dividends shall be in arrears in an amount equal to six full consecutive quarterly dividends, the holders of the outstanding Series A Preferred Stock shall have the exclusive right, voting separately as a class, to elect one director of the Company at any meeting of shareholders of the Company called for the purpose of electing directors; provided, that if the number of directors on the Board of Directors shall be increased, such number of directors of the Company which the holders of Series A Preferred Stock shall have the right to elect shall be that number of directors (rounded downward, in the case of a non-integer result, to the then existing integer), and the replacements and any successors thereto, to the Board of Directors of the Company so that at all times the number of directors so elected shall be equal to the product obtained by multiplying (x) the number of directors constituting the Board of Directors of the Company at such time by (y) 1/7.  Upon the vesting of such right of the holders of the Series A Preferred Stock, any applicable number of directors of the Company set forth in the Restated Articles of Incorporation or Restated By-Laws of the Company, as determined pursuant thereto, shall automatically be increased by one and the vacancy so created shall be filled immediately by vote of the holders of the outstanding Series A Preferred Stock as hereinabove set forth. Such

Exhibit A

6

right of the holders of the Series A Preferred Stock, voting separately as a class, to elect one member of the Board of Directors of the Company as aforesaid shall continue until such time as all dividends accumulated on the Series A Preferred Stock shall have been paid in full, at which time such right shall terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(ii) Upon any termination of the right of the holders of the Series A Preferred Stock as a class to vote for directors as herein provided, the term of office of any director then in office elected by the holders of Series A Preferred Stock voting pursuant to this Section 6 as a class shall terminate immediately.

(iii) If the office of any director elected by the holders of the Series A Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the holders of the Series A Preferred Stock voting separately as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the director elected by the holders of the Series A Preferred Stock voting as a class shall end and the special voting powers vested in the holders of the Series A Preferred Stock as herein provided shall have expired, the number of directors shall be such a number as may be provided for in the Restated Articles of Incorporation or Restated By-Laws of the Company, or determined pursuant thereto, irrespective of any increase made pursuant to the foregoing provisions.

(c) The Company shall not amend, alter or repeal the preferences, special rights or other powers of the Series A Preferred Stock so as to affect adversely the Series A Preferred Stock, without the written consent or affirmative vote of the holders of a least a majority of the then outstanding aggregate number of shares of Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a voting group.

7. Conversion.  The holders of the Series A Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

(a) Optional Conversion.  Each share of Series A Preferred Stock may be converted at any time, and from time to time, at or prior to the Maturity Date, at the option of the holder thereof, in the manner hereinafter provided, into such number of shares of fully-paid and nonasseseable shares of Common Stock as shall equal (i) the Liquidation Preference per share of Series A Preferred Stock divided by (ii) the then effective Conversion Price (as defined below); provided, however, that upon any redemption of any Series A Preferred Stock or any liquidation of the Company, the right of conversion, if not sooner exercised, shall terminate at the close of business on the business day preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series A Preferred Stock; provided, further, that if the initial sale and issuance by the Company of the Series A Preferred Stock shall be subject to the provisions of the HSR Act, no shares of Series A Preferred Stock may be converted at the option of the holder thereof until the required approval or waiver of waiting periods under the HSR Act shall have been obtained.

(b) Conversion Price.  The initial conversion price (the “Conversion Price”) shall be equal to $18.20 per share, subject to adjustment as provided in Section 8.

Exhibit A

7

(c) Conversion Mechanics.

(i) In order to exercise the conversion privilege, the holder of any Series A Preferred Stock to be converted shall surrender his or its certificate or certificates therefor to the principal office of the transfer agent for the Series A Preferred Stock (or if no transfer agent is at the time appointed, then the Company at its principal office), and shall give written notice to the Company at such office that the holder elects to convert the Series A Preferred Stock represented by such certificates, or any number thereof.  Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restriction on transfer relating to shares of the Series A Preferred Stock or shares of Common Stock upon conversion thereof.  If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly authorized in writing. The “Conversion Date” for any such conversion shall be the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of the certificates and notice of conversion.  As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series A Preferred Stock as aforesaid, the Company shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (ii) of this Section 7(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(ii) The Company shall not issue fractions of shares of Common Stock upon conversion of Series A Preferred Stock or scrip in lieu thereof.  If any fraction of a share of Common Stock would, except for the provisions of this paragraph (ii), be issuable upon conversion of any Series A Preferred Stock, the Company shall in lieu, thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-thousandth (1/1000) of a share, to be computed (1) if the Common Stock is listed on any national securities exchange on the basis of the last closing price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the Conversion Date, or (2) if the Common Stock shall not be listed, on the basis of the last reported sale price of the Common Stock as reported by NASDAQ, or its successor, on the Conversion Date and if there is not such a last reported sale price, on the basis of the fair market value per share as determined by the Board of Directors of the Company.

(iii) From and after the Initial Issuance Date, the Company shall at all times when the Series A Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series A Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.  For the purposes of this statement, “Initial Issuance Date” shall mean October 24, 1997.

(iv) All shares of Series A Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to

Exhibit A

8

receive notices, to vote and to receive accrued and unpaid dividends, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor.

8. Anti-dilution Provisions.  The Conversion Price shall be subject to adjustment from time to time as follows:

(a) Stock Dividends.  In case shares of Common Stock are issued after the Initial Issuance Date as a dividend or other distribution on any class of capital stock of the Company, the Conversion Price shall be reduced by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

(b) Subdivisions and Combinations.  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Conversion Price shall be reduced (in the event of a subdivision) or increased (in the event of a combination), by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date immediately preceding the effective date of such subdivision or combination and the denominator shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination becomes effective.

(c) Extraordinary Dividends, etc.  In case the Company distributes, as dividends or otherwise, to any holders of its capital stock evidences of its indebtedness or assets (excluding any dividend or distribution which is permitted by Section 2(b) hereof and excluding regular quarterly cash dividends on the Common Stock not in excess of $1.64 per share per annum), the Conversion Price shall be reduced, effective immediately after the record date for the determination of shareholders entitled to receive such distribution, by multiplying the Conversion Price by a fraction of which the numerator shall be (x) the Fair Market Value per share of the Common Stock less (y) the Fair Market Value of such distribution, and the denominator shall be the Fair Market Value per share of the Common Stock.

As used in this Section 8, “Fair Market Value” means:

(i) in the case of securities for which a public market exists, the average, computed over the 30 trading days preceding the date as of which valuation is required, of (A) each day’s closing price regular way for such securities as reported by the principal national securities exchange on which such securities are listed, (B) if such securities are not traded on a national securities exchange, each day’s mean of the closing bid and ask prices for such securities as reported by the NASDAQ National Market System, (C) if such securities are not traded over such exchange or System, each day’s mean of the closing bid and ask prices for such securities as reported by NASDAQ, and (D) if such securities are not traded on any such exchange or System or reported by NASDAQ, each day’s mean of the closing bid and ask prices as reported by the National Quotation Bureau; and

Exhibit A

9

(ii) in the case of securities for which no public market exists and in all other cases, as determined in the good faith judgment of the Board of Directors of the Company (irrespective of the accounting treatment thereof).

(d) Reorganization, Reclassification, Merger and Consolidation.  In case of any capital reorganization or any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock) or in case of the consolidation or merger of the Company with another corporation or the sale of all or substantially all of the assets of the Company, each share of Series A Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Common Stock deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon such capital reorganization, reclassification of capital stock, consolidation or merger or sale of assets; and, in any such case, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as near an reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

(e) Notice of Adjustments.  Whenever the Conversion Price is adjusted as provided in this Section 8, the Company shall forthwith file with the transfer agent for the Common Stock a statement signed by the chief financial officer for the Company stating that the Conversion Price shall be the price as adjusted pursuant to Section 8.  Such statement shall include a statement of the then current total amount of Fully Diluted Common Shares and the total amount of Fully Diluted Common Shares issued after the Closing Date.  Whenever the Conversion Price is so adjusted, the Company shall cause written notice thereof to be mailed to the holders of record of the outstanding Series A Preferred Stock within 30 days of such adjustment.

(f) Notice of Events.  In case:

(i) the Company shall declare any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends or distributions) to the holders of its Common Stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights;

(iii) of any capital reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required or of the sale of all or substantially all of the assets of the Company; or

(iv) of the Liquidation or voluntary or involuntary dissolution of the Company,

Exhibit A

10

then, and in any one of said cases, the Company shall cause at least ten days’ prior notice to be mailed to the holders of record of the outstanding Series A Preferred Stock as of the date on which the books of the Company shall close, or a record be taken for such stock dividend, distribution or subscription rights or the date on which such reorganization, reclassification, consolidation, merger, sale, Liquidation or dissolution is expected to become effective.  Such notice shall also specify the date as of which holders of Common Stock of record shall participate in said dividend, distribution or subscription rights, or the date as of which it is expected that holders of capital stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, Liquidation or dissolution.

9. Special Right of Redemption Upon Change in Control.

(a) If a Change in Control (as defined below) should occur with respect to the Company, each holder of shares of the Series A Preferred Stock shall have the right, at the holder’s option, for a period of 45 days after the mailing of a notice by the Company that a Change in Control has occurred, to require the Company to repurchase all, or any portion, of such holder’s shares of the Series A Preferred Stock for a price per share equal to 101% of the Liquidation Preference thereof (the “Repurchase Price”), together with any accrued and unpaid dividends on such shares.

(b) If a Change in Control shall occur, then, as soon as practicable and in any event within 30 days after the occurrence of such Change in Control, the Company shall mail to each registered holder of a share of Series A Preferred Stock a notice setting forth details regarding the special right of the holders to have their shares of Series A Preferred Stock repurchased as a result of such Change in control (the “Special Right Notice”).  A holder of a share of Series A Preferred Stock must exercise such repurchase right within the 45 day period after the mailing of the Special Right Notice by the Company or such special right shall expire.  The repurchase date for shares so repurchased shall be the 45th day after the mailing of the Special Right Notice.  Exercise of such repurchase right shall be irrevocable and no dividend on the shares of Series A Preferred Stock tendered for repurchase shall accrue from and after the repurchase date.

(c) The Special Right Notice shall state:  (i) the event constituting the Change in Control, (ii) the last date upon which holders may submit shares of Series A Preferred Stock for repurchase, (iii) the Repurchase Price, (iv) the Conversion Price then in effect under Section 7 and the continuing conversion rights, if any, under Section 7, (v) the name and address of any paying agent and conversion agent, (vi) that exercise of such conversion right shall be irrevocable and no dividends on shares of Series A Preferred Stock tendered for conversion shall accrue from and after the conversion date and (vii) that the consideration to be received shall be delivered within five business days after the last date upon which holders may submit Series A Preferred Stock for conversion.

(d) As used herein, a “Change in Control” means (i) the acquisition by any person, entity or “group”, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (excluding, for this purpose, Daniel R. Baty or any person or entity controlled by Daniel R. Baty) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of

Exhibit A

11

securities that would entitle such person, entity or group to appoint or elect a majority of the Board of Directors of the Company; or (ii) individuals, who, as of the Initial Issuance Date, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Initial Issuance Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this definition considered as though such person were a member of the Incumbent Board; or (iii) the sale of all or substantially all of the assets of the Company which does not also result in the continued operation or management of such assets by the Company.

10. No Reissuance of Series A Preferred Stock.  All shares of Series A Preferred Stock acquired by the Company by reason of redemption, exchange, conversion, purchase or otherwise shall be retired as Series A Preferred Stock (and the number of authorized shares of Series A Preferred Stock shall be decreased to reflect such retirement) and the retired shares shall resume the status which they had prior to the adoption of this resolution fixing the number of shares of Series A Preferred Stock.

Exhibit A

12

EXHIBIT B

DESIGNATION OF RIGHTS AND PREFERENCES
OF
SERIES B CONVERTIBLE PREFERRED STOCK
OF
EMERITUS CORPORATION

A series of preferred stock of Emeritus Corporation (the “Company”) is hereby designated with the rights, preferences, privileges and limitations set forth below.

       1. Designation and Amount.

The shares of such series shall be designated “Series B Convertible Preferred Stock” (the “Series B Preferred Stock”), $.0001 par value, with a stated value of $1,000 per share and the number of shares constituting the Series B Preferred Stock shall be 70,000.

The Company shall from time to time in accordance with the laws of the State of Washington increase the authorized amount of the Series B Preferred Stock if at any time the number of shares of Series B Preferred Stock remaining unissued and available for issuance shall not be sufficient to permit the payment of Series B Preferred Stock dividends in accordance with Section 2 hereof.

The Series B Preferred Stock shall rank junior to the Company’s Series A Convertible Exchangeable Redeemable Preferred Stock (the “Series A Preferred Stock”) as provided herein.

    2. Dividends.

(a) Initial Rate and Payment.  Subject to the rights of the holders of the Series A Preferred Stock or any other holders of outstanding shares of preferred stock having a preferential right to dividends ranking superior to the rights of the holders of record of shares of Series B Preferred Stock, the holders of record of shares of the Series B Preferred Stock, when and as declared by the Board of Directors out of any assets legally available therefor, shall be entitled to receive cumulative dividends at the rate per annum and per share equal to the Initial Accrual Rate (as defined below) times the stated value per share of the Series B Preferred Stock.  Such dividends shall be payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year (“Dividend Payment Dates”) commencing April 1, 2000, until the earlier to occur of (i) the date of any conversion or redemption of the Series B Preferred Stock (but only with respect to those shares of Series B Preferred Stock so converted or redeemed) or (ii) January 1, 2004 (the “First Adjustment Date”).  For purposes of this Section 2, “Initial Accrual Rate” shall mean 6.0% per annum, of which 2.0% per annum shall be payable in cash and 4.0% per annum shall be payable by the issuance of shares of Series B Preferred Stock at a rate of .001 shares per $1.00 of such dividend.

(b) Final Rate and Payment.  Commencing on January 1, 2004 and until the date of any conversion or redemption of the Series B Preferred Stock (but only with respect to those shares of Series B Preferred Stock so converted or redeemed), the holders of record of shares of the Series B Preferred Stock, when and as declared by the Board of Directors out of any assets legally available therefor, shall be entitled to receive cumulative dividends at the rate

Exhibit B

per annum and per share equal to the Final Accrual Rate (as defined below) times the stated value per share of the Series B Preferred Stock.  Such dividends shall be payable quarterly in arrears on Dividend Payment Dates, commencing April 1, 2004.  For purposes of this Section 2, “Final Accrual Rate” shall mean 7.0% per annum, of which 3.0% per annum shall be payable in cash and 4.0% per annum shall be payable by the issuance of shares of Series B Preferred Stock at a rate of .001 shares per $1.00 of such dividend.

(c) Increase in Accrual Rate.  Dividends on outstanding Series B Preferred Stock shall accrue from the date of original issuance of such Series B Preferred Stock.  If the holders of record of shares of the Series B Preferred Stock do not receive on a Dividend Payment Date the full dividends provided for above, (i) such dividends shall cumulate, whether or not earned or declared, and (ii) for the period from the first issuance of the Series B Preferred Stock until December 31, 2006, whenever, at any time or times, the cash dividend portion of the Initial Accrual Rate or the Final Accrual Rate, as the case may be, for any quarter shall not be paid, the cumulating dividend rate of the cash portion of the Initial Accrual Rate or Final Accrual Rate, as the case may be, shall be increased to 7.0% per annum and shall be payable entirely in cash, commencing at the time such cash dividend was due and payable and ending when the unpaid cash dividends have been paid or January 1, 2007, whichever first occurs.  The amount of any dividends “accrued” on any share of the Series B Preferred Stock at any date shall be calculated as the amount of any unpaid dividends accumulated to and including the date as of which the calculation is made, whether or not earned or declared.  In lieu of issuing fractional shares in connection with the payment of dividends in additional shares of Series B Preferred Stock, the Company, at its option, may round any such fractional share up to the next whole share of Series B Preferred Stock or pay cash in the amount equal to the portion of the dividend attributable to such fractional share.

(d) Restricted Payments; Dividend Arrearages.  So long as any of the shares of Series B Preferred Stock are outstanding, no dividends shall be paid or declared, nor any distribution be made, on the Company’s Common Stock, par value $.0001 per share (“Common Stock”), nor shall any shares of Common Stock, or any other security junior to the Series B Preferred Stock, be acquired by the Company for consideration other than consideration constituting capital stock of the Company, unless all dividends then payable on the Series B Preferred Stock shall have been paid or declared and payment thereof provided for.

    3. Liquidation Rights.

(a) Subject to the rights of the holders of the Series A Preferred Stock or any other holders of outstanding shares of preferred stock having a preferential right to dividends ranking superior to the rights of the holders of record of shares of Series B Preferred Stock, in the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary (a “Liquidation”), the holders of the Series B Preferred Stock shall be entitled to receive a preferential amount equal to $1,000 for each share of Series B Preferred Stock then held by them (subject to adjustment in the event of any stock dividend, stock split, stock distribution or combination with respect to such shares) (the “Liquidation Preference”) plus an amount equal to any accrued but unpaid dividends, prior and in preference to any such distribution to the holders of the Common Stock or any other class or series of the Company’s capital stock ranking junior as to liquidation rights to the Series B Preferred Stock; provided, however, that such rights shall accrue to the holders of Series B Preferred Stock only in the event that the Company’s payments with respect to the liquidation preferences of the holders of the Series A Preferred Stock and the holders of any other capital stock of the Company, if any, ranking senior as to liquidation rights to the Series B Preferred Stock are fully met.  Upon

Exhibit B

receipt of payment of the Liquidation Preference, plus an amount equal to any accrued unpaid dividends as set forth in the preceding sentence, the holders of the Series B Preferred Stock shall have no further rights to participate in any remaining assets of the Company.  If upon the occurrence of a Liquidation the assets and funds thus distributed among the holders of the Series B Preferred Stock and the holders of any preferred stock ranking pari passu with the Series B Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount to which such holders are entitled, then the entire assets of the Company legally available for distribution shall be distributed among the holders of the Series B Preferred Stock and the holders of any preferred stock ranking pari passu with the Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

(b) A reorganization, consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 3.

    4. Redemption.

(a) Optional Redemption.

(i) At any time on or after January 10, 2003, the Company may redeem in whole, but not in part, the Series B Preferred Stock then outstanding, if the Sale Price (as defined below) of the Common Stock in its principal trading market is at least 175% of the then effective Conversion Price (as defined below) in effect for 30 consecutive Trading Days ending not more than ten Trading Days prior to the date the notice of redemption is mailed at the redemption price per share equal to 100% of the Liquidation Preference, together with any accrued and unpaid dividends on such shares.  The Company shall effect each such redemption pro rata according to the number of shares of Series B Preferred Stock held by each holder thereof.

(ii) For purposes of this statement of designation, the date of any redemption pursuant to subsection 4(a)(i) is hereinafter referred to as the “Redemption Date.”  For purposes of this statement of designation, “Trading Day” means a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York Stock Exchange member firm is open for the transaction of business; the “Sale Price” of Common Stock shall be the reported closing price of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last reported sale price of the Common Stock on the National Association of Securities Dealers Automated Quotation System (“Nasdaq”), or, in the case no such sale price is so reported on such day, the closing bid price quotation therefor on the Nasdaq, or, in case no such quotation is available, the price determined in the good faith judgment of the Board of Directors of the Company (irrespective of the accounting treatment thereof).

(b) Redemption Procedures.

(i) For purposes of this statement of designation, the applicable redemption price per share at a Redemption Date is hereinafter referred to as the “Redemption

Exhibit B

Price.”  At least 20 but not more than 60 days prior to any Redemption Date, written notice shall be mailed, first class, postage prepaid, to each holder of record of Series B Preferred Stock to be redeemed, at his or its post office address last shown on the records of the Company, notifying such holder of the number of shares so to be redeemed, calling upon such holder to surrender to the Company, in the manner and at the place designated, its certificate or certificates representing the shares to be redeemed (such notice is hereinafter referred to as the “Redemption Notice”) and stating the Redemption Price for such shares to be redeemed.  On or prior to each Redemption Date, each holder of Series B Preferred Stock to be redeemed shall surrender its certificate or certificates representing such shares to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares, shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled.  From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of the Series B Preferred Stock designated for redemption in the Redemption Notice as holders of Series B Preferred Stock of the Company (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Company or be deemed to be outstanding for any purpose whatsoever.

(ii) Neither failure to mail a Redemption Notice, nor any defect therein or in the mailing thereof, to any particular holder shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to any other holder.  Any Redemption Notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice.

(iii) If the Redemption Notice has been given pursuant to this Section 4 and any holder of shares of Series B Preferred Stock to be redeemed shall, prior to the close of business on the Redemption Date, give written notice to the Company pursuant to Section 7(c) of the conversion or any or all of the shares to be redeemed held by the holder, then the redemption shall not become effective as to the shares to be converted and the conversion shall become effective as provided in Section 7(c), whereupon any funds deposited by the Company, or on its behalf, with a paying agent or segregated and held in trust by the Company for the redemption of such shares shall (subject to any right of the holder of such shares to receive the dividend payable thereon as provided in Section 7 below) immediately upon such conversion be returned to the Company or, if then held in trust by the Company, shall be discharged from the trust.

(c) No other Permitted Redemptions; No Defaults; Retirement.

(i) Except as expressly provided in paragraph (a) of this Section 4, the Company shall have no right to redeem the shares of Series B Preferred Stock.

(ii) No redemption shall be effected pursuant to this Section 4 if the effect of same would be to cause an event of default (or which, with notice, lapse of time or both would constitute an event of default) under the terms of any Indebtedness of the Company.  For purposes of this statement of designation, “Indebtedness” of the Company as of any date shall mean and include all material recourse indebtedness for money borrowed of the Company or evidenced by notes, bonds, debentures or similar evidences of indebtedness of the Company.

Exhibit B

    5. Voting Rights.

(a) Each issued and outstanding share of Series B Preferred Stock shall be entitled to receive notice of each meeting of the shareholders of the Company and at each such meeting shall be entitled to the number of votes equal to (i) $1,000, divided by (ii) the then effective Conversion Price with respect to any and all matters presented to the shareholders of the Company for their action or consideration.  Except as provided by law or by the provisions of subsection (b) below, holders of Series B Preferred Stock shall vote together with the holders of Common Stock as a single voting group.

(b) (i)           Whenever, at any time or times, cash dividends shall be in arrears in an amount equal to six full consecutive quarterly dividends, the holders of the outstanding Series B Preferred Stock shall have the exclusive right, voting separately as a class, to elect one director of the Company at any meeting of shareholders of the Company called for the purpose of electing directors.  Upon the vesting of such right of the holders of the Series B Preferred Stock, any applicable number of directors of the Company set forth in the Restated Articles of Incorporation or Restated Bylaws of the Company, as determined pursuant thereto, shall automatically be increased by one and the vacancy so created shall be filled immediately by vote of the holders of a majority of the outstanding Series B Preferred Stock as hereinabove set forth.  Such right of the holders of the Series B Preferred Stock, voting separately as a class, to elect one member of the Board of Directors of the Company as aforesaid shall continue until such time as all cash dividends accumulated on the Series B Preferred Stock shall have been paid in full, at which time such right shall terminate, subject to revesting in the event of each and every subsequent default of the character above mentioned.

(ii) Upon any termination of the right of the holders of the Series B Preferred Stock as a class to vote for directors as herein provided, the term of office of any director then in office elected by the holders of Series B Preferred Stock voting pursuant to this Section 5 as a class shall terminate immediately.

(iii) If the office of any director elected by the holders of the Series B Preferred Stock voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the holders of the Series B Preferred Stock voting separately as a class may elect a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.  Whenever the term of office of the Director elected by the holders of the Series B Preferred Stock voting as a class shall end and the special voting powers vested in the holders of the Series B Preferred Stock as herein provided shall have expired, the number of directors shall be such a number as may be provided for in the Restated Articles of Incorporation or Restated Bylaws of the Company, or determined pursuant thereto, irrespective of any increase made pursuant to the foregoing provisions.

(c) The Company shall not amend, alter or repeal the preferences, including by way of any merger or consolidation, special rights or other powers of the Series B Preferred Stock so as to affect adversely the Series B Preferred Stock, without the written consent or affirmative vote of the holders of at least a majority of the then outstanding aggregate number of shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a voting group.

(d) Notwithstanding the foregoing clause (c), the Company shall not increase the number of authorized shares of preferred stock or create another series of the preferred stock, in each case ranking prior to or pari passu with the Series B Preferred Stock as to

Exhibit B

dividends or as to distribution of assets, without the written consent or affirmative vote of the holders of at least 75% of the then outstanding aggregate number of shares of Series B Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a voting group.

    6. Conversion.  The holders of the Series B Preferred Stock shall have conversion rights as follows (the “Series B Conversion Rights”):

(a) Optional Conversion.  Each share of Series B Preferred Stock may be converted at any time, and from time to time, at the option of the holder thereof, in the manner hereinafter provided, into such number of shares of fully-paid and nonassessable shares of Common Stock as shall equal (i) the Liquidation Preference per share of Series B Preferred Stock divided by (ii) the then effective Series B Conversion Price (as defined below); provided, however, that upon any redemption of any Series B Preferred Stock or any liquidation of the Company, the right of conversion, if not sooner exercised, shall terminate at the close of business on the business day preceding the date fixed for such redemption or for the payment of any amounts distributable on liquidation to the holders of Series B Preferred Stock.

(b) Conversion Price.  The initial conversion price (the “Series B Conversion Price”) shall be equal to $7.22 per share, subject to adjustment as provided in Section 7.

(c) Conversion Mechanics.

(i) In order to exercise the conversion privilege, the holder of any Series B Preferred Stock to be converted shall surrender his or its certificate or certificates therefor to the principal office of the transfer agent for the Series B Preferred Stock (or if no transfer agent is at the time appointed, then the Company at its principal office), and shall give written notice to the Company at such office that the holder elects to convert the Series B Preferred Stock represented by such certificates, or any number thereof.  Such notice shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued, subject to any restriction on transfer relating to shares of the Series B Preferred Stock or shares of Common Stock upon conversion thereof.  If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly authorized in writing.  The “Conversion Date” for any such conversion shall be the date of receipt by the transfer agent (or by the Company if the Company serves as its own transfer agent) of the certificates and notice of conversion.  As soon as practicable after receipt of such notice and the surrender of the certificate or certificates for Series B Preferred Stock as aforesaid, the Company shall cause to be issued and delivered at such office to such holder, or on his or its written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof and cash as provided in paragraph (ii) of this Section 6(c) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion.

(ii) The Company shall not issue fractions of shares of Common Stock upon conversion of Series B Preferred Stock or scrip in lieu thereof.  If any fraction of a share of Common Stock would, except for the provisions of this paragraph (ii), be issuable upon conversion of any Series B Preferred Stock, the Company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the current value of such fraction, calculated to the nearest one-thousandth (1/1000) of a share, to be computed (1) if the Common Stock is listed

Exhibit B

on any national securities exchange on the basis of the last closing price of the Common Stock on such exchange (or the quoted closing bid price if there shall have been no sales) on the Conversion Date, or (2) if the Common Stock shall not be listed, on the basis of the last reported sale price of the Common Stock as reported by Nasdaq, or its successor, on the Conversion Date and if there is not such a last reported sale price, on the basis of the fair market value per share as determined by the Board of Directors of the Company.

(iii) The Company shall at all times when the Series B Preferred Stock shall be outstanding reserve and keep available out of its authorized but unissued stock, for the purposes of effecting the conversion of the Series B Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series B Preferred Stock.

(iv) All shares of Series B Preferred Stock which shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices, to vote and to receive accrued and unpaid dividends, shall forthwith cease and terminate except only the right of the holder thereof to receive shares of Common Stock in exchange therefor.

    7. Anti-dilution Provisions.  The Series B Conversion Price shall be subject to adjustment from time to time as follows:

(a) Issuances of Additional Stock.

(i) If the Company shall issue any Additional Stock (as defined below) without consideration or for a consideration per share less than the Series B Conversion Price in effect immediately prior to the issuance of such Additional Stock, the Series B Conversion Price upon such issuance (except as otherwise provided in this Section 7(a)) shall be adjusted (unless such adjustment is waived by written agreement of the holders of a majority of the outstanding shares of Series B Preferred Stock), to a price equal to the quotient obtained by dividing the total computed under clause (A) below by the total computed under clause (B) below as follows:

(A)           an amount equal to the sum of (1) the result obtained by multiplying the number of shares of Common Stock deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion or exercise of all outstanding convertible securities, warrants and options) by the Series B Conversion Price then in effect, and (2) the aggregate consideration, if any, received by the Company upon the issuance of such Additional Stock;

(B)           the number of shares of Common Stock of the Company outstanding immediately after such issuance (including the shares deemed outstanding as provided above).

(ii) No adjustment of the Series B Conversion Price shall be made in an amount less than $.01 per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the Series B Conversion Price.  Except as provided in subsections 7(a)(v)(C) and (D) below, no adjustment of the Series B Conversion Price shall have the effect of increasing the Series B Conversion Price above the Series B Conversion Price in effect immediately prior to such adjustment.

Exhibit B

(iii) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with its issuance and sale.

(iv) In the case of the issuance of Common Stock for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be its fair value as determined by the Board irrespective of any accounting treatment.

(v) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which options, rights, convertible or exchangeable securities are not excluded from the definition of Additional Stock), the following provisions shall apply:

(A)           the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in Sections 7(a)(iii) and (iv) above) received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby, but no further adjustment to the Series B Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of such options or rights in accordance with their terms;

(B)           the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by the Company for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 7(a)(iii) and (iv) above), but no further adjustment to the Series B Conversion Price shall be made for the actual issuance of Common Stock upon the conversion or exchange of such securities in accordance with their terms;

(C)           if such options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series B Conversion Price computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Series B Conversion Price shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

Exhibit B

(D)           upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Series B Conversion Price shall promptly be readjusted to such Series B Conversion Price as would have been obtained had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and

(E)           if any such options or rights shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as determined in good faith by the Board.

(vi) “Additional Stock” shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to Section 7(a)(v)) by the Company after December 10, 1999 other than

(A)           Common Stock issued pursuant to a transaction described in Section 7(b) or (c);

(B)           up to 600,000 shares in the aggregate of Common Stock and options or warrants therefor, issued (i) to directors, officers, employees or consultants of the Company pursuant to a stock option, stock purchase or other equity incentive plan or agreement approved by the Board of Directors of the Company, (ii) upon the repricing of options pursuant to a plan to reprice such stock options, stock purchase or other equity incentive plans or agreements where such repricing has been approved by the Board of Directors of the Company, (iii) to financial institutions or lessors in connection with commercial credit arrangements, real property or other financing arrangements or similar transactions approved by the Board of Directors, and (iv) to vendors or suppliers of the Company pursuant to an agreement approved by the Board of Directors of the Company;

(C)           Common Stock issued or issuable upon conversion of Series A Preferred Stock or Series B Preferred Stock;

(D)           Common Stock issuable upon commitments to issue Common Stock outstanding on December 30, 1999; and

(E)           Such additional securities that are designated as excluded from the definition of Additional Stock by the written consent of holders of a majority of the outstanding Series B Preferred Stock;

(b) Stock Dividends.  In case shares of Common Stock are issued after the Initial Issuance Date as a dividend or other distribution on any class of capital stock of the Company, the Conversion Price shall be reduced by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

Exhibit B

(c) Subdivisions and Combinations.  In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock or combined into a smaller number of shares of Common Stock, the Conversion Price shall be reduced (in the event of a subdivision) or increased (in the event of a combination), by multiplying the Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date immediately preceding the effective date of such subdivision or combination and the denominator shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination becomes effective.

(d) Extraordinary Dividends, etc.  In case the Company distributes, as dividends or otherwise, to any holders of its capital stock evidences of its indebtedness or assets (excluding any dividend or distribution which is permitted by Section 2 hereof and excluding regular quarterly cash dividends on the Common Stock not in excess of 5% of the Conversion Price as adjusted from time to time per share per annum), the Conversion Price shall be reduced, effective immediately after the record date for the determination of shareholders entitled to receive such distribution, by multiplying the Conversion Price by a fraction of which the numerator shall be (x) the Fair Market Value per share of the Common Stock less (y) the Fair Market Value of such distribution, and the denominator shall be the Fair Market Value per share of the Common Stock.

As used in this Section 7, “Fair Market Value” means:

(i) in the case of securities for which a public market exists, the average, computed over the 30 trading days preceding the date as of which valuation is required, of (A) each day’s closing price for such securities as reported by the principal national securities exchange on which such securities are listed, (B) if such securities are not traded on a national securities exchange, each day’s mean of the closing bid and ask prices for such securities as reported by the Nasdaq National Market System, (C) if such securities are not traded over such exchange or System, each day’s mean of the closing bid and ask prices for such securities as reported by Nasdaq, and (D) if such securities are not traded on any such exchange or System or reported by Nasdaq, each day’s mean of the closing bid and ask prices as reported by the National Quotation Bureau; and

(ii) in the case of securities for which no public market exists and in all other cases, as determined in the good faith judgment of the Board of Directors of the Company (irrespective of the accounting treatment thereof).

(e) Reorganization, Reclassification, Merger and Consolidation.  In case of any capital reorganization or any reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock) or in case of the consolidation or merger of the Company with another corporation or the sale of all or substantially all of the assets of the Company, each share of Series B Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Common Stock deliverable upon conversion of such share of Series B Preferred Stock would have been entitled upon such capital reorganization, reclassification of capital stock, consolidation or merger or sale of assets; and, in any such case, appropriate adjustments (as determined by the Board of Directors of the Company) shall be made consistent with the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of the Series B Preferred Stock, to the end that the

Exhibit B

provisions set forth herein (including the specified change in and other adjustments of the Conversion Price) shall thereafter be applicable, as near as reasonably may be, in relation to any shares or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

(f) Notice of Adjustments.  Whenever the Conversion Price is adjusted as provided in this Section 7, the Company shall forthwith file with the transfer agent for the Common Stock a statement signed by the chief financial officer for the Company stating that the Conversion Price shall be the price as adjusted pursuant to Section 7.  Such statement shall include a statement of the then current total amount of Fully Diluted Common Shares and the total amount of Fully Diluted Common Shares issued after the Closing Date.  Whenever the Conversion Price is so adjusted, the Company shall cause written notice thereof to be mailed to the holders of record of the outstanding Series B Preferred Stock within 20 days of such adjustment.

(g) Notice of Events.  In case:

(i) the Company shall declare any dividend payable in stock upon its Common Stock or make any distribution (other than cash dividends or distributions) to the holders of its Common Stock;

(ii) the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or any other rights;

(iii) of any capital reorganization or reclassification of the capital stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required or of the sale of all or substantially all of the assets of the Company; or

(iv) of the Liquidation or voluntary or involuntary dissolution of the Company,

then, and in any one of said cases, the Company shall cause at least ten days’ prior notice to be mailed to the holders of record of the outstanding Series B Preferred Stock as of the date on which the books of the Company shall close, or a record be taken for such stock dividend, distribution or subscription rights or the date on which such reorganization, reclassification, consolidation, merger, sale, Liquidation or dissolution is expected to become effective.  Such notice shall also specify the date as of which holders of Common Stock of record shall participate in said dividend, distribution or subscription rights, or the date as of which it is expected that holders of capital stock shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, Liquidation or dissolution.

(h) If, as a result of an adjustment to the Conversion Price in accordance with Section 7 the Series B Conversion Price is less than $6.0625 per share (the “Triggering Adjustment”), the Company shall:

(i) with respect to up to 2,070,072 shares of Common Stock, issue up to such number of shares in the event holders elect to convert the Series B Preferred Stock;

Exhibit B

(ii) with respect to shares in excess of 2,070,072 shares of Common Stock (such excess shares being referred to herein as the “Additional Shares”), obtain either

(A)           written confirmation from the American Stock Exchange (“Exchange Confirmation”) that the approval of the shareholders of the Company is not required under American Stock Exchange Rule 713 (or any successor rule) prior to the issuance of any of the Additional Shares (or if the Common Stock is not then listed on the American Stock Exchange, such written confirmation shall be obtained from the principal market on which the Common Stock is then listed for trading) and a copy of such Exchange Confirmation shall be delivered to the holders by the Company, or

(B)           shareholder approval for the issuance of the Additional Shares (the “Shareholder Approval”) as required by American Stock Exchange Rule 713 (or any successor rule), or

(C)           if the Common Stock is not listed on the American Stock Exchange or other national securities exchange or trading market, a written opinion of counsel experienced in securities law matters to the effect that shareholder approval is not required prior to the issuance of the Additional Shares upon conversion of the Series B Preferred Stock (the “Opinion”).

(i) The Company will use its reasonable best efforts to obtain shareholder approval for the issuance of the Additional Shares at its next regularly scheduled annual meeting of shareholders.  In the alternative, if such Shareholder Approval is not obtained or if the Exchange Confirmation or Opinion, as the case may be, is not obtained within 180 days following the Triggering Adjustment, then following such 180 day period,

(i) the Initial Accrual rate or the Final Accrual Rate, as the case may be, shall be increased to 12% and 14% per annum, as the case may be, the amount of such increase to be payable in cash, and

(ii) the holders of the Series B Preferred Stock shall have the option to require the Company to repurchase all or a portion of the Series B Preferred Stock, at a price equal to the Liquidation Preference, with dividends calculated at the accrual rate determined from the date following the expiration of the 60-day period referred to above in accordance with paragraph (i)(i).  The option to have the Series B Preferred Stock repurchased pursuant to this paragraph (i)(ii) may be exercised by a holder by executing and delivering to the Company a notice substantially in the form attached to the Series B Preferred Stock certificate.  The repurchase date for shares to be repurchased shall be the 10th day following the date on which shares of Series B Preferred Stock are delivered to the Company for repurchase pursuant to this paragraph (i)(ii).

(j) Notwithstanding the provisions of paragraph (i), if the Company obtains the Exchange Confirmation, Shareholder Approval or Opinion contemplated by paragraph (a)(ii) and the Series B Preferred Stock remains outstanding and no conversion requiring the issuance of any of the Additional Shares has been requested, the Initial Accrual Rate or the Final Accrual Rate, as the case may be, shall be reduced to the respective rates set forth in Section 2 and the right of the holders to require the Company to repurchase the Series B Preferred Stock set forth in paragraph (i)(ii) shall cease, in each case immediately upon delivery of the Exchange Approval or Opinion to the holders or upon the Shareholder Approval being obtained and written notice thereof being given to the holders, as the case may be.

Exhibit B

(k) At the election of the holders of the Series B Preferred Stock, the remedies provided in paragraph (i) upon the occurrence of a Triggering Adjustment may be waived at any time.  In the event of such a waiver, the Series B Conversion Price shall not be the price per share giving rise to the Triggering Adjustment, but shall instead be a price of not less than $6.0625 per share and the restriction on the number of shares of Common Stock issuable upon conversion of the Series B Preferred Stock set forth in paragraph (a)(i) shall not apply.  Waiver of the remedies set forth in paragraph (b) may be made by the holders by executing and delivering to the Company a waiver and notice of election to convert all of the Series B Preferred Stock substantially in the forms attached to the Series B Preferred Stock certificate.

    8. Special Right of Redemption Upon Change in Control.

(a) If a Change in Control (as defined below) should occur with respect to the Company, each holder of shares of the Series B Preferred Stock shall have the right, at the holder’s option, for a period of 45 days after the mailing of a notice by the Company that a Change in Control has occurred, to require the Company to repurchase all, or any portion, of such holder’s shares of the Series B Preferred Stock for a price per share equal to 100% of the Liquidation Preference thereof (the “Repurchase Price”).

(b) If a Change in Control shall occur, then, as soon as practicable and in any event within 30 days after the occurrence of such Change in Control, the Company shall mail to each registered holder of a share of Series B Preferred Stock a notice setting forth details regarding the special right of the holders to have their shares of Series B Preferred Stock repurchased as a result of such Change in Control (the “Special Right Notice”).  A holder of a share of Series B Preferred Stock must exercise such repurchase right within the 45 day period after the mailing of the Special Right Notice by the Company or such special right shall expire.  The repurchase date for shares so repurchased shall be the 45th day after the mailing of the Special Right Notice.  Exercise of such repurchase right shall be irrevocable and no dividend on the shares of Series B Preferred Stock tendered for repurchase shall accrue from and after the repurchase date.

(c) The Special Right Notice shall state:  (i) the event constituting the Change in Control, (ii) the last date upon which holders may submit shares of Series B Preferred Stock for repurchase, (iii) the Repurchase Price, (iv) the Conversion Price then in effect under Section 6 and the continuing conversion rights, if any, under Section 6, (v) the name and address of any paying agent and conversion agent, (vi) that exercise of such conversion right shall be irrevocable and no dividends on shares of Series B Preferred Stock tendered for conversion shall accrue from and after the conversion date, and (vii) that the consideration to be received shall be delivered within five business days after the last date upon which holders may submit Series B Preferred Stock for conversion.

(d) As used herein, a “Change in Control,” means (i) the acquisition by any person, entity or “group,” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the “Exchange Act”) (including, without limitation for this purpose, Daniel R. Baty or any person or entity controlled by Daniel R. Baty) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of securities that would entitle such person, entity or group to appoint or elect a majority of the Board of Directors of the Company; or (ii) individuals, who, as of the initial Issuance Date, constitute the Board (as of the date hereof the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the Initial Issuance

Exhibit B

Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board; or (iii) the sale of all or substantially all of the assets of the Company which does not also result in the continued operation or management of such assets by the Company.

    9. No Reissuance of Series B Preferred Stock.

All shares of Series B Preferred Stock acquired by the Company by reason of redemption, exchange, conversion, purchase or otherwise shall be retired as Series B Preferred Stock (and the number of authorized shares of Series B Preferred Stock shall be decreased to reflect such retirement) and the retired shares shall resume the status which they had prior to the adoption of this resolution fixing the number of shares of Series B Preferred Stock.

Exhibit B